Agreement of Lease

                              Office Building


     This Agreement of Lease by and between Liberty Property Limited Partnership organized and existing under the laws of Pennsylvania (herein called "Landlord" and Systems & Computer Technology Corporation, a corporation organized and existing under the laws of Delaware (therein called "Tenant").

     1. Premises. As used in this Article the term building shall mean the building(s) containing approximately 48,900 rentable square feet (herein called the "Building") on a tract of land (herein called the "Lot") located at One Country View Road, Malvern, PA 19355 (the Building, the Lot and any other improvements thereon being herein collectively called the "Premise" and sometimes the "Property"). Landlord does hereby demise and let unto Tenant and Tenant does hereby lease and take sometimes from Landlord for the term and upon the terms, convenants, conditions and provisions set forth herein.

     2. Completion by Landlord. The Premises shall be completed in accordance with the specifications attached hereto as Exhibit "C" (herein called the "Specifications"). All necessary construction shall be commenced promptly and shall be substantially completed ready for use and occupancy by Tenant 90 days after the date set forth in Article 3. Provided, however, that the time for substantial completion of the Premises shall be extended for additional periods of time equal to the time lost by Landlord or Landlord's contractors, subcontractors or suppliers due to strikes or other labor troubles, governmental restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or materials, war or other national emergency, accidents, floods, defective materials, fire damage or other casualties, adverse weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppler. ("Fore Majeure Delays") All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable and lawful laws, ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof. Tenant and its authorized agents, employees and contractors shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date as hereinafter defined, to enter the Premises for the purpose of taking measurements, undertaking its demolition and fit up and installing its furnishings equipment; provided that neither party shall interfere with or delay the work to be engaged in the work to be performed hereunder by Landlord.

See continuation of Article 2 attached hereto.

See Article 3 attached hereto.


     4. Use of Premises. Tenant shall occupy the Premises throughout the term and shall use the same for and only for general office purposes. The building is designed to normal office building standards for floor-loading capacity. Tenant shall not use the Premises in such a way as to exceed such load limits.

     5.  Rent.

         (a) Minimum Annual Rent. Tenant shall pay a minimum annual rent of see attached Article 33, without notice or demand, and without setoff, in equal monthly installments of see Attached Article 33 in advance, on the first day of each calendar month during the term of this lease. Provided, however, that rent for the first full month shall be paid upon the signing of the lease. If the Commencement Date shall fall on a day other than the first day of the following calendar month and such apportioned sum shall be paid on such Commencement Date. In addition, Tenant shall pay Landlord without setoff the additional rent as hereinafter set forth. Unless otherwise specifically provided, all sums shall be paid to Landlord at the address given in Article 30 hereof.

         (c) Base Operating Cost. In addition to the minimum annual rent, Tenant shall pay annually Two Hundred Sixty Eight Thousand Nine Hundred Fifty Dollars and 00/100 ($268,950.00) herein called the "Base Operating Cost" in equal monthly in equal monthly installments concurrent with and in the same manner as Tenant's payment of the minimum annual rent and adjustments thereto. The Base Operating Cost represents Landlord's estimate of Tenant's share of the annual operating costs for the 1995 calendar year to the extent the Base Operating Cost exceeds Tenant's share of the annual operating costs as calculated for any given calendar year. Landlord shall credit such excess to Tenant's account for the following year.

See continuation of Article 5(c) attached hereto.

         (d) Additional Rent.

              (i) Annual Operating Costs. As used herein the term "annual operating costs" shall mean the costs to Landlord of operating and maintaining the Property during each calendar year of the term. Such costs shall include by way of example rather than limitation: insurance premiums, fees, impositions, costs for repairs, maintenance, service contracts, management fees, governmental permits, overhead expenses, costs of furnishing water, sewer, gas, fuel, electricity, other utility services, janitorial service, trash removal and the costs of any other items attributable to operating or maintaining any or all of the Property excluding any costs which under generally accepted accounting principles are capital expenditures.

              (ii) Computation of Tenant's Share of Annual Operating Costs. After the end of each calendar year of the term, Landlord shall compute Tenant's share of the annual operating costs described in Paragraph 5
(d)(i) incurred during such calendar year by [A] calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to Tenant or to any other tenant (as the case may be) those specific costs which Tenant or any other tenant has agreed to pay; [B] calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to any vacant space those specific costs which were not incurred for such space; and [C] multiplying the adjusted annual operating costs by a fraction, the numerator of which shall be the square foot area of the Premises and the denominator of which shall be the rentable square foot area of the Building.

              (iii) Payments. Tenant, promptly upon being billed therefor, shall pay to Landlord as additional rent the amount by which Tenant's share of the annual operating costs exceeds the Base Operating Cost. If only part of any calendar year shall fall within the term, the amount computed as additional rent with respect to such calendar year under the foregoing provisions shall be prorated in the proportion to the portion of such calendar year falling within the term. The expiration of the term prior to the end of such calendar year shall not impair Tenant's obligation to pay such prorated portion as a aforesaid. Notwithstanding the foregoing provisions of this Article to the contrary, Landlord shall have the right, at its option, to make from time to time during the term a reasonable estimate of the additional rent which may become due hereunder with respect to any calendar year, and to require Tenant to pay to Landlord, at the time the monthly installments of minimum annual rent are payable, an amount equal to the sum obtained by dividing the estimate of the additional rent by the number of months remaining in such year. Landlord shall cause the actual amount of Tenant's share of the annual operating costs to be computed and certified to Tenant within one hundred and twenty (120) days following the end of such calendar year, and Tenant or Landlord, as the case may be, shall within ten (10) days or receipt of the certification thereof pay to the other the amount of any deficiency or overpayment then due from one to the other. In lieu thereof, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant shall have the right to inspect the books and records used by Landlord in calculating the annual operating costs within sixty (60) days of receipt of the certification during regular business hours after having given Landlord written notice at least forty-eight (48) hours prior thereto; provided, however, that Tenant shall make all payments of additional rent without delay, and that Tenant's obligation to pay such additional rent shall not be contingent on any such right.

         e) Exemption From Taxation. It is contemplated by the parties hereto that the construction of the Premises will be financed by a lender in such a way that the interest payable upon such loan will be exempt from taxation under Subtitle "A" of the United States Internal Revenue Code of 1954, as amended, Tenant hereby agrees not to do anything which would endanger the tax exempt status of the interest referred to herein, and agrees to file with the Internal Revenue Service, as and when applicable, from time-to-time, such statements, applications, elections or other written filings necessary to establish and/or maintain the tax exempt status of the interest referred to herein, and to certify to such lender information pertinent to the exemption. Based upon such expectation and the continued exemption of the interest from federal income taxation, rent shall be paid at the rates set forth hereinabove; provided, however, that if at any time (including after repayment of all principal) the interest is no longer exempt from federal income taxation as a result of any action or failure to act by Tenant, then the minimum annual rent payable hereunder shall be increased, retroactively, if necessary, from the date such interest shall have ceased being exempt and for the remainder of the term hereof, by the amount by which such minimum annual rent is exceeded by the amount which bears the same ratio to such minimum annual rent as the constant monthly payment to Landlord's lender after the interest is no longer exempt bears the same ratio to such minimum annual rent as the constant monthly payment to Landlord's lender after the interest is no longer exempt bears to the constant monthly payment to any lender while the interest is exempt.

     6. Impositions. As used in this lease the term "Impositions" refers to all levies, taxes, assessment and all charges, imposts or burdens of whatsoever kind and nature, ordinary or extraordinary, which are applicable to the term of this lease, and which are assessed or imposed by any federal, state or municipal government or public authority, or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements upon or with respect to the Property or any part thereof, any improvements thereto or this lease. Tenant shall pay to Landlord with the monthly payment of minimum annual rent any Imposition imposed directly upon this lease or the rent payable hereunder or amounts payable by any subtenants. Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits, corporate capital stock or franchise tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed, in lieu of all or any part of any currently existing Imposition or an increase in any currently existing Imposition. If under these requirements of any state or local law with respect to such new method of taxation, Tenant is prohibited from paying such new Imposition, Landlord may, at its election, terminate this lease by giving written notice thereof to Tenant.

     7.  Insurance.

         (a) Liability. Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect throughout the term insurance against liability for bodily injury (including death) or property damage in or about the Premises or the Property under a policy of comprehensive general public liability insurance, with such limits as to each as may be reasonably required by Landlord from time to time, but not less than $500,000 for each person and $1,000,000 for each occurrence of bodily injury (including death) and $500,000 for property damage. The policies of comprehensive general public liability insurance shall name Landlord and Tenant as the insured parties. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be
issued by an insurer and in a form satisfactory to Landlord.   At least ten
(10) days prior to the Commencement Date, a certificate of insurance shall be delivered to Landlord. If Tenant shall fail, refuse or neglect to obtain or to maintain any insurance that it is required to provide or to furnish Landlord with satisfactory evidence of coverage on any such policy, Landlord shall have the right to purchase such insurance. All such payments made by Landlord shall be recoverable by Landlord from Tenant, together with interest thereon, as additional rent promptly upon being billed therefor.

         (b) Waiver of Subrogation. Each of the parties thereto hereby releases the other, to the extent of the releasing party's insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. In an additional premium is charged for such waiver, the party benefiting therefrom agrees to pay the amount of such additional premium promptly upon being billed therefor.

         (c) Increase of Premiums. Tenant will not knowingly do anything which will cause the cost of Landlord's insurance to increase or which will prevent Landlord from procuring policies (including but not limited to public liability) from companies and in a form satisfactory to Landlord.
If any breach of this Paragraph (c) by Tenant shall cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed therefor.

     8.  Repairs and Maintenance.

         (a) Tenant, at its sole cost and expense and throughout the term of this lease, shall keep and maintain the Premises in a neat and orderly condition. Tenant shall not use or permit the use of any portion of the common areas for other than their intended use.

         (b) Landlord, throughout the term of this lease, shall make all necessary repairs to the Premises and other improvements located on the Property; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Landlord shall keep and maintain all common areas of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition.

         (c) Repairs and replacements to the Premises and the Property arising out of or caused by Tenant's use, manner of use or occupancy of the Premises or by Tenant's installation in or upon the Premises or by any act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant. Tenant shall not bear the expense of any repairs or replacements to the Premises or the Property arising out of or caused by any other Tenant's use, manner of use or occupancy of the Property or by any other Tenant's installation in or upon the Property, or by any act or omission of any other Tenant or any other Tenant's employees, agents, contractors or invitees.

     9.  Utilities.

         (a)

         (b)

     10. Janitorial Services. Landlord will provide Tenant with trash removal and janitorial services pursuant to a cleaning schedule attached hereto as Exhibit D.

     11. Governmental Regulations.

         (a) Tenant shall not violate any laws, ordinances, notices, orders, rules, regulations or requirements of any federal, state or municipal government or any department, commission, board or officer thereof, or of the National Board of Fire Underwriters of any other body exercising similar functions, relating to the Premises or to the use or manner of use of the Property.

         (b) Excepting specifically these capital improvements which Landlord is to complete pursuant to Article 2 and Exhibit C, Tenant shall pay a pro rata share of capital improvements which Landlord shall install or construct in compliance with governmental requirements, or as energy saving devices. Such pro rata share shall be determined as if such capital improvement had a useful life of ten (10) years and that Tenant shall only have to pay for the portion of the useful life of the capital improvement which within the term or any extended term of this lease. Tenant shall thus make payments in equal annual installments for such capital improvements each annual payment to be equal to Tenant's share of one-tenth (1/10) of the cost of the capital improvements, including any interest or finance charges thereon until the term or any renewal thereof shall expire or until the cost of the improvement has been fully paid for, whichever first occur; such payments shall be computed by Landlord at the time of installation of the capital improvement in the same manner as Landlord makes computations of Tenant's share of the annual operating costs pursuant to Paragraph 5(d)(ii) hereof.

     12. Signs. Landlord will place Tenant's name and suite number on the Building standard sign. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no signs shall be placed erected, maintained or painted at any place upon the Premises or the Property. Provided, however, the Tenant may erect signage outside of the Building consistent with the signage located outside of Four Country View Road, as of the effective date of this lease.

     13. Alterations, Additions and Fixtures.

         (a) Subject to the provisions of Article 14 hereof, Tenant shall have the right to install in the Premises any trade and or other fixtures from time to time during the term of this lease; provided, however, that no such installation or removal thereof shall affect the structural portion of the Premises and that Tenant shall repair and restore any damage or injury to the Premises or the Property caused thereby.

         (b) Tenant shall not make or permit to be made any alternations, improvements or additions to the Premises or Property without on each occasion first presenting to Landlord plans and specifications therefor and obtaining Landlord's prior written consent thereto. If Landlord shall consent to any such proposed alternations, improvements or additions, then Tenant shall make the proposed alterations, improvements and additions at Tenant's sole cost and expense provided that: (i) Tenant supplies any necessary permits and certificates or insurance therefor; (ii) such alterations and improvements do not impair the structural strength of the Building or any other improvements or reduce the value of the Property;
(iii) Tenant shall take or cause to be taken all steps that are required by
Article 14 hereof and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises, Building or Lot; (iv) Tenant shall use a contractor approved by Landlord not to be unreasonably withheld or delayed; and (v) the occupants of the Building and of any adjoining real estate owned by Landlord are not annoyed or disturbed by reason thereof. Any and all alternations, improvements and additions to the Property which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this lease; at that time all such alterations and additions shall remain on the Property and become the property of Landlord without payment therefor by Landlord; unless, upon the termination of this lease, Landlord shall give written notice to Tenant to remove the same; in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Property caused by the installation or removal thereof.

     14. Mechanics' Liens. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises of the Property so as to minimize the possibility of a lien attaching to the Premises or the Property. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises, the Property or the Lot. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within fifteen (15) days after the lien or claim is filed or formal notice of said lien or claim has been issued regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work, or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon the Premises or the Property or any interest therein or income therefrom on account of any mechanic's, laborer's or materialman's lien or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialman or laborer and shall include without limitation any mechanic's notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunction or equitable action brought by any person entitled to any mechanic's lien.

     15. Landlord's Right of Entry.

         (a) Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times for the purpose of
(i) inspecting them or (ii) making any necessary repairs thereto or to the Property and performing any work therein. During the progress of any work on the Premises or the Property, Landlord will use reasonable efforts not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this lease shall not be thereby affected in any manner whatsoever.

         (b) Landlord shall have the right at all reasonable times to enter and to exhibit the Premises for the purpose of sale or mortgage, and during the last nine (9) months of the term of this lease, to enter and to exhibit the Premises to any prospective tenant.

     16.      Damage by Fire or Other Casualty.

         (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the mortgagee's consent and to the conditions set forth in this Article 16, shall repair, rebuild or replace such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage which is covered by the fire and other extended coverage insurance policies.

         (b) The work shall be commenced promptly and completed with due diligence in a good and workmanlike manner , taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord's reasonable control.

         (c) The net amount of any insurance proceeds (excluding proceeds received pursuant to a rental coverage endorsement) recovered by reason of the damage or destruction of the Building in excess of the cost of adjusting the insurance claim and Collecting the insurance proceeds (such excess amount being hereinafter called the "net insurance proceeds") shall be applied towards the reasonable cost of restoration. if in Landlord's sole opinion the net insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this lease and all the unaccrued obligations of ?lie parties hereto by sending a written notice of this termination to Tenant, the notice to specify a termination date no less then ten (10) days after Its transmission; provided, however, (flat except during the last two (2) years of the term, Tenant may require Landlord to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord's notice of termination. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by tile Premises.

         (d) Landlord's obligation or election to restore the Premises under this Article shall not include the repair, restoration or replacement of the mixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

         See attached Articles 16(e) and 16(f)

     17. Non-Abatement of Rent. Except E6 otherwise expressly provided as to damage by fire or by any other casualty in Paragraph 16 (e) and as to condemnation in Paragraphs 19 (a) and (b) there shall be no abatement or reduction of the minimum rent, additional rent or other sums payable hereunder for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

     18. Indemnification of Landlord. Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability and expense (including without limitation fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises or arising out of the occupancy or use by Tenant of the Premises or any part thereof or occasioned by any act or omission of Tenant, its agents, contractors, employees, licensees or invitees; unless such loss, injury or damage was caused by the negligence of Landlord, its agents, contractors, employees, licensees or invitees. Without limiting the foregoing, Tenant will forever release and hold Landlord harmless from all claims arising out of damage to Tenant's property unless such damage occurs as a result of landlord's failure to make repairs after having received written notice of the need for such repair. In case any such claim, action or proceeding is brought against Landlord, upon notice from Landlord and at Tenant's sole cost and expense, Tenant shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer.

     19.      Condemnation.

         (a) Termination. (i) If all of the Premises are covered by a condemnation; or (ii) if any part of the Premises is covered by a condemnation and the remainder thereof is insufficient for the reasonable operation therein of Tenant's business; or, (iii) subject to the provisions of Paragraph (b)(i) hereof, If any of the Property is covered by a condemnation and, in Landlord's sole opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property; then, in any such event, this lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and the rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

         (b)  Partial Condemnation.

              (i) If there is a partial condemnation and Landlord decides to terminate pursuant to Paragraph (a) hereof, except during the last two
(2) years of the term, Tenant may require Landlord to withdraw its notice of termination by: (A) giving Landlord written notice thereof within ten
(10) days from transmission of Landlord's notice to Tenant of Landlord's intention to terminate, (B) agreeing to pay the cost of restoration in excess of the condemnation proceeds reduced by those sums expended by Landlord in collecting the condemnation proceeds, and [C] giving Landlord adequate security for such payment within such ten (10) day period.

              (ii) If there is a partial condemnation and this lease has not been terminated pursuant to Paragraph (a) hereof, Landlord shall restore the Building and the improvements which are part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor. If the condemnation proceeds are more than adequate to cover the cost of restoration and the Landlord's expenses in, collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

              (iii) If there is a partial condemnation and this lease has not been terminated by the date upon which the condemnor shall have obtained possession, the obligations of Landlord and Tenant under this lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the term of the minimum annual rent according to the value of the Premises before and after the date upon which the condemnor shall have taken possession. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue to arbitration.

     See Article 19(c) attached hereto

         (d) Temporary Taking. If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then notwithstanding anything hereinabove provided, this lease shall continue in full force and effect without any abatement of rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this lease shall be paid by the condemnor or Landlord and the condemnor shall be considered a subtenant of Tenant. Landlord shall apply the amount received from the condemnor applicable to the rent due hereunder net of costs to Landlord for the collection thereof, or as much thereof as may be necessary for the purpose, toward the amount due from Tenant as rent for that period; and , Tenant shall pay to Landlord any deficiency between the amount thus paid by the condemnor and the amount of the rent, or Landlord shall pay to Tenant any excess of the amount of the award over the amount of the rent.

     20. Quiet Enjoyment. Tenant, upon paying the minimum rent, additional rent and other charges herein provided for, and observing and keeping all covenants, agreements and conditions of this lease on its part to be kept, shall quietly have and enjoy (lie Premises during the term of this lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease. The Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulations (herein called the "Rules and Regulations") having uniform applicability to all tenants of the building and governing the use and enjoyment of the Premises and the remainder of the Property; provided that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises in accordance with the provisions of this lease for general office purposes. The Tenant shall adhere to (lie Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof Is attached hereto as Exhibit "F".

     21. Assignment and Subletting.

         (a) Restricted Assignment. Tenant shall not assign, mortgage, pledge or encumber this lease, or sublet the whole or any part of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law, and/or a transfer by any person or persons controlling Tenant on the date of the lease of such control to a person or persons not controlling Tenant on the date of the lease. In the event of any assignment of this lease made with or without Landlord's consent, Tenant nevertheless shall remain liable for the performance of all of the terms, conditions and covenants of this lease and shall require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignees ratification of and agreement to be bound by all the provisions of this lease. Landlord shall be entitled to, and Tenant shall promptly remit to Landlord 50%, any profit which tray inure to the benefit of Tenant as a result of any subletting of the Premises or assignment of this lease, whereby not consented to by Landlords. See continuation of Article 21(a) attached hereto.

         b) Percentage Agreements. It is agreed that Tenant shall not enter into any assignment, sublease, license, concession or other agreement for use, occupancy or utilization of the whole or any part of the Premises with or without Landlord's consent, which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     22. Subordination. This lease and Tenant's rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this lease to the lien of any such first mortgage or to the lien of any other mortgage if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of atonement that may be desired by any such mortgagee or Landlord. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving notice in writing to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event such mortgagee shall have (lie same rights with respect to this lease as though this lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee.

     23. Memorandum of Lease; Tenant's Certificate.

         (a) Tenant, at any time and from time to time and within ten (10) days after Landlord's written request, shall execute, acknowledge and deliver to Landlord a short form or memorandum of this lease for recording purposes.

         (b)  Tenant, at any time and from time to time and within 10
(10)days after Landlord's written request, so long as there are no material and substantial defects in the Premises which Landlord is obligated to remedy and which Landlord is not proceeding to remedy and so long as Landlord is not otherwise In default of this lease, shall execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that it is in full force and effect as modified and stating the modifications); stating that the improvements required by Article 2 hereof have been completed; certifying that Tenant has accepted possession of the Premises; stating the date on which the term of the lease commenced and the dates to which minimum rent, additional rent and other charges have been paid in advance, if any; stating that to the best knowledge of the signer of such instrument Landlord Is not in default of this lease; stating any other fact or certifying any other condition reasonably requested by Landlord or required by any mortgagee or prospective mortgagee or purchaser of the Premises or any interest therein; and stating that it is understood that such instrument may be relied upon by any mortgagee or prospective mortgagee or purchaser of the or an interest therein or by any assignee of Landiord's interest in this lewe or by any assignee of any mortgagee. The foregoing instrument share be addressed to Landlord and to any mortgagee, prospective mortgagee, purchaser or other party specified by Landlord.

     24. Curing Tenant's Defaults. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord In curing such default, Including interest thereon from the respective dates of Landlord's making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed additional rent payable promptly upon being billed therefor.

     25. Surrender.

         (a) Subject to the terms of Paragraphs 13 (b) and 16 (c) hereof at the expiration or earlier termination of the term hereof, Tenant shall promptly yield up, clean and neat, and in the same condition, order and repair In which they are required to be kept throughout the term hereof, the Premises and all improvements, alterations and additions thereto, and all mixtures and equipment servicing the Building, ordinary wear and tear excepted.

         (b) Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or earlier termination of the term or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy tinder file same terms and conditions set forth In this lease; except, however, that the minimum annual rent during such continued occupancy shall be double the amount set forth in Paragraphs 5
(a) and (b) hereof. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies set forth in
Article 26 hereof.

     26. Defaults - Remedies.

         (a)  Defaults.  It shall be an event of default:

              (i) If Tenant does not pay in full when due and without demand any and all installments of minimum rent or additional rent or any other charges or payments whether or not herein included as rent; or

              (ii) If Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition herein contained; or

              (iii) If Tenant abandons the Premises or removes or attempts to remove Tenant's goods or property therefrom other than in the ordinary course of business without having first paid to Landlord in full all minimum rent, additional rent and other charges that may have become due as well as all which will become due thereafter; or

              (iv) If Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or offers a composition or settlement to creditors, or If a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is riled by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute a default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days.

              (v) If any of the events enumerated in Paragraph (a) (iv) of this Article shall happen to any guarantor of this lease;

         (b) Remedies. Then, and in any such event, Landlord shall have the following rights:

              (i) To charge a late payment penalty of rive (501o) percent of any amount owed to Landlord pursuant to this lease which is not paid within rive (5) days of the date which is set forth in the lease if a date is specified, or, if R date is not specified, within thirty (30) days of the mailing of a bill therefor by Landlord. If Landlord incurs a penalty in connection with any payment which Tenant has failed to make within the times required in this lease, Tenant shall pay Landlord, in addition to such sums, the full amount of such penalty incurred by Landlord.

              (ii) To accelerate the whole or any part of the rent for the entire unexpired balance of the term of this lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, and any rent or other charges, payments, costs and expenses if so accelerated shall, In addition to any and all installments of rent already due and payable and in arrears, and any other charge or payment herein reserved, Included or agreed to be treated or collected as required any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of (his lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance.

              (iii) To enter the Premises and without further demand or notice proceed to distress and sale of the goods, chattels and personal property there found, to levy the rent and other charges herein payable as rent, and Tenant shall pay all costs and officers' commissions which are permitted by law, including watchmen's wages and sums chargeable to Landlord, and further including rive percent (5'7o) commissions to the constable or other person making the levy, and in such case all costs, officers' commissions and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made after the issuance of a warrant of distress, shall no( be sufficient to satisfy the claim of Landlord.

              (iv) To re-enter the Premises, together with all additions, alterations and improvements, and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion see fit best; upon each such reletting all rents received by Landlord from such reshall be applied: first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and all costs of such alterations and repairs; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly, No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or arts thereof are relet, for failure to collect the rent thereof under such reletting. Tenant, for Tenant and Tenant's successors and assigns, Hereby irrevocably constitutes and appoints Landlord Tenant's and their agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

              (v) To terminate this lease and the term hereby created without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the rent reserved for the balance of the term of this lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, all discounted at the rate of six percent (6%) per annum to their then present worth, less the fair rental value of the Premises for the remainder of said term, also discounted at the rate or six percent (6%) per annum to Its then present worth, all of which amount shall be immediately due and payable from Tenant to Landlord.

              (vi) Whenever not prohibited by the law of the state in which the Property is located, when this lease and the term or any extension or renewal thereof shall have been terminated on account of any default by Tenant, or when the term hereby created or any extension or renewal thereof shall have expired, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant, and to sign an agreement for entering in any competent court an amicable action in rejection and judgment against Tenant and all persons claiming by, through or under Tenant and therein confess judgment for the recovery by Landlord of possession of the Premises, for which this lease shall be his sufficient warrant; thereupon, if Landlord so desires, an appropriate writ of possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored t,) Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination or this lease or Tenant's right of possession as herein be forced set forth, to bring one or more further amicable action or actions as herein before set forth to recover possession of the Premises and confess judgment for the recovery of possession of the Premises as herein before provided.

              (vii) Whenever not prohibited by the law of the state in which the Property is located, if Tenant shall default in the hereunder b Tenant, Tenant hereby authorizes and empowers any prothanatory or attorney of any court of record to appear for Tenant in any and all actions which may be brought for said rent and said other sums; and to sign for Tenant an agreement for entering in any competent court an amicable action or actions for the recovery of said rental and other sums; and in said suits or in said amicable action or actions to confess judgment against Tenant for all or any part of said rental and said other sums, including, but not limited to, the amounts due from Tenant to Landlord under Paragraphs (b)(i), (ii),
(iii) or (iv) above; and for interest and costs, together with an attorney's commission for collection of five percent (5%). Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often assay of said rental and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this lease and during any extended or renewal term of this lease and after the expiration of any extended or renewal term of this lease.

         (c) Non-Waiver. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

         (d) Grace Period. Notwithstanding anything hereinabove stated, except in the case of emergency set forth in Article 24 and except in the event of any default enumerated in Paragraphs (a) (iii), (iv) and (v) of this Article, neither party hereto will exercise any right or remedy I provided for in this lease or allowed by law because of any default of the owner, except those remedies contained ill Paragraph (6)(1) of this Article unless such party shall have first given ten (10) days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that if the default consists of something other than the failure to pay money which cannot reasonably be cured within ten (10) days, neither party hereto will exercise any such right or remedy if the defaulting party begins to cure the default within the ten (10) days and continues actively and diligently in good faith to completely cure said default; and further provide that Landlord shall not be required to give such ten (10) days notice more than two(2)times during any twelve(12)month period. *See continuation of
Article 26(d) attached hereto.

         (e) Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is 'Intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

     27. Condition of Title and of Premises. Tenant represents that the Property, the Lot and the Premises, the title thereto, the zoning thereof, the street or streets, sidewalks, parking areas. curbs and access ways adjoining them, any surface and subsurface conditions thereof, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, in fact or in law, by., Landlord and without recourse to Landlord, as to the title thereto, the encumbrances thereon, (lie appurtenances thereto, file nature, condition or usability thereof or the use or uses to which the Premises and the Property or any part thereof may be put, except as to work to be performed by Landlord pursuant to Article 2 hereof. Tenant's occupancy of the Premises shall constitute acceptance of the work performed by Landlord pursuant to Article 2 hereof.

     28. Interpretation.

         (a) Citations. The captions In this lease are for convenience only find are not a part of this lease on(] do not in any way define, limit, describe or amplify the terms and provisions of this lease or (lie scope or intent thereof.

         (b) Entire Agreement. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses -.)re acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. Tenant agrees to make such changes to this lease as are required by any mortgagee, provided such changes do not substantially affect Tenant's rights and obligation hereunder. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

         (c) Exhibits. Each writing or plan referred to herein as being attached hereto as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.

         (d) Covenants. The terms, covenants and obligations set forth herein all constitute conditions and not covenants of this lease.



         (f) Interest. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of fifteen percent (15%).

     29. Definitions.

         (a) "Landlord". The word "Landlord" is used herein to include the Landlord named above as well as its heirs, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had had he originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after he ceases to hold title to the Premises except for obligations which may have theretofore accrued. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Lot, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and If Landlord is In breach or default with respect to Landlord, obligations under this lease or Otherwise, Tenant shall look solely to the equity of Landlord-in the Premises for the satisfaction of Tenant's remedies.

         (b) "Tenant". The word "Tenant" is used herein to include the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease- as Tenant. Each and every of the persons named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights. privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

         (c) "Mortgage" and "Mortgagee". The word "mortgage" is used herein to include any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the (ongoing, including without limitation any ground lease or ground lease if Landlord's interest is or becomes a leasehold estate. The word .'mortgagee" is used herein to include the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgage" by any representative or servicing agent of such mortgagee.

         (d) "Person". The word "person" is used herein to include a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

         (e) "Date of this Lease". The "date of this lease" shall be the date upon which this lease has been fully executed by both parties.

         (f) "Index". The work "index" is used herein to mean the U.S. City Average Consumer Price Index for Urban Wage Earners and Clerical Workers (revised series) 1982-1984 = 100 issued from time to time by the Federal Bureau of Labor Statistics or any successor agency that shall issue the index or any other measure hereafter employed by the Federal Bureau of Labor Statistics or any successor agency in lieu of such index. If there be any controversy as to the measure to be substituted, then the controversy shall be resolved by arbitration. The arbitrators shall be guided by the intention of the parties hereto to modify the minimum annual rent to reflect upward changes in the cost of living. The fees and expenses of the arbitration shall be borne by Landlord and Tenant.

     30. Notices. All notices, demands, requests, consents, certificates and waivers required or permitted hereunder from either party to the other shall t in writing and sent by United States certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be addressed to Systems & Computer Technology Corporation, four Country View Rd., Malvern, PA 19355 attention Chief Financial Officer, copy t General Counsel at the same address. Or after the Commencement Date, to the Premises. Notices to Landlord shall be addressed to 65 Valley Stream Parkway, Suite 100, Malvern, PA 19355 with a copy to any mortgagee or other party designated by Landlord. Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall be sent.

     31. Security Deposit. At the time of signing this lease Tenant shall deposit with Landlord the sum of Fifty Nine Thousand Eighty Seven Dollars and 00/100 ($59,087.00) to be retained by Landlord as cash security for the faithful performance and 'observance by Tenant of the covering, agreements and conditions of this lease. Notwithstanding anything to the contrary contained in any law or statute now existing or hereafter passed (i) Tenant shall not be entitled to any interest whatever on the cash security, (ii) Landlord shall not be obligated to hold the cash security in trust or in a separate account, and (iii) Landlord shall have the right to commingle the cash security with its other funds. Landlord may use, apply or retain the whole or any part of the cash security to the extent required for the payment of any minimum rent, any additional rent or any ()(her slims payable hereunder as to which Tenant is in default or to the extent required for the reimbursement to Landlord of any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect to any of the covenants, agreements or conditions of this lease.
If Tenant shall fully and faithfully comply with all or the covenants, agreements and conditions of this lease, the cash security shall be returned to Tenant after the date Fixed as the expiration of the term of this lease and surrender of the Premises to Landlord. If the Premises are sold to a bona ride purchaser, Landlord shall have the right to transfer the aforesaid cash security to such purchaser, by which transfer Landlord shall be released from all liability for the return thereof, and Tenant shall look solely to the new landlord for the return thereof.

     32. Additional Articles. The following Additional Articles 33 through 39 attached hereto are hereby made a part and continuation and replacement of some of the Articles set forth above, which are incorporated herein by. reference.



     IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.

Date signed:
                        Landlord: Liberty Property Limited Partnership
       7/9/95       By: Liberty Property Trust, Sole General Partner
-----------------       ---------------------------------------------------

                    By:
                        ---------------------------------------------------
                        James J. Mazzarelli, Senior Vice-President
Date signed:            Tenant:

    July 12, 1995       Systems & Computer Technology Corporation
                        ---------------------------------------------------

                    By: Eric Haskell, Sr. Vice President
                        ---------------------------------------------------
                                   [Corporate Seal]



                   CERTIFICATION OF ASSISTANT SECRETARY



ROBIN L. ROSENBERG, as Assistant Secretary of Systems & Computer Technology Corporation (the "Company"), does hereby certify that Eric Haskell is the duly elected Senior Vice President, Finance and Administration of the Company; that in such capacity, Eric Haskell is duly authorized to execute agreements on behalf of the Company and that the Company shall be bound by the terms of agreements so executed; and that Eric Haskell is authorized to so act on behalf of the Company in his capacity as Senior Vice President, Finance and Administration and of the Company until such time as his successor has been duly elected and qualified.

CERTIFIED this 12th day of July, 1995 in the County of Chester, Commonwealth of Pennsylvania.



Robin L. Rosenberg
Assistant Secretary

SWORN AND SUBSCRIBED BEFORE
ME THIS 12TH DAY OF JULY, 1995


     NOTARIAL SEAL -
     ROSE MARIE M.  O'KEEFE, Notary Public
     East Whiteland Twp., Chester County
     My Commission Expires Sept. 18, 1997


                                EXHIBIT "C"


                           BUILDING IMPROVEMENTS



1.   Landlord to repair roof.

2. Landlord to bring building exterior, including entrances, to ADA standards and resurface and line the parking lot with handicapped spaces placed per ADA standards.

3. Landlord will replace the steps and landings from the building perimeter to the curb in a manner consistent with the existing exposed concrete steps between Buildings Two and Four Country View.



D:\tAREB\84115.EXC



                                EXHIBIT "D"

                             CLEANING SCHEDULE


All services and materials specified in this Exhibit shall be furnished at the sole cost and expense of Landlord.

I.   OFFICE AREA:

     A.   Nightly (Monday through Friday - Holidays excepted):

          1.   Empty wastepaper baskets, ashtrays, and refuse receptacles.
          2.   Dust sweep hard surface flooring.
          3.   Vacuum carpeted areas and rugs.
          4. Hand dust and wipe clean -with treated cloths all horizontal surfaces including furniture, desk equipment, telephones, windowsills and induction unit tops within normal f each.
          5.   Clean and sanitize all drinking fountains.



     B.   Weekly:

          1. Remove finger marks from stairways, elevator and utility closet doors and light switches.



     C.   Monthly

          1.   Wash and wax resilient tile floors.

     D.   Quarterly

          1.   Do high dusting not reached in daily cleaning, to include:

               a) pictures, frames, charts, graphs, and similar wall
                  hangings; and

          b) all vertical surfaces, such as walls, partitions, doors and bucks not reached in nightly cleaning.

     E.   Annually:

          1.   Wash all light fixtures
          2. Dry clean drapes or wash venetian blinds, whichever is supplied by Landlord on exterior windows.

II.  LAVATORIES:

     A.   Nightly:

          1. Sweep and wash floors with approved germicidal detergent solution
          2. Wash and polish all mirrors, powder shelves, dispensers, receptacles, bright work, flushometers, piping and toilet seat hinges.
          3.   Wash both sides of toilet seats, wash basins, bowl and
               urinals with approved germicidal detergent solution
          4.   Remove finger marks and smudges from toilet partitions,
               ventilating grills, and tile walls.
          5. Empty and clean towel and sanitary disposal receptacles, remove waste to disposal areas.
          6. Replenish paper towel, toilet tissue, soap and sanitary napkin dispensers..

III. WINDOW WASHING:

     A.   Quarterly:

          1. Wash all exterior window glass, inside and outside surfaces, and all interior glass partitions.

IV.  PEST EXTERMINATION:

     A.   Maintain pest extermination as needed.

                           RULES AND REGULATIONS



     1. The sidewalks, lobbies, passages, elevators and stairways shall not be obstructed by Lessee or used by Lessee for any purpose other than ingress and egress from and to Lessee's offices. Lessor shall in all cases retain the right to control or prevent access thereto of all persons whose presence, in the judgment of Lessor, shall be prejudicial to the safety, peace, character, or reputation of the Building or of any of the tenants.
     2. The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Lessee for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes,chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Lesseeor left by Lessee in the lobbies, passages, elevators or stairways.
     3. Nothing shall be placed by Lessee on the outside of the Building or on its window sills or projections. Skylights, windows, doors and transoms shall not be covered or obstructed by Lessee, and no window shades, blinds, curtains, screens, storm windows, awnings or other materials shall be installed or placed on any of the windows or in any of the window spaces, except as approved in writing by Lessor. If Lessor has installed or hereafter installs any shades, blinds or curtains in the Premises, Lessee shall not remove them without the prior written consent of Lessor.
     4. No signs, lettering, insignia, advertisement, or no - tice, shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or on any windows or on any window spaces or any other part of the outside or inside of the Building, unless first approved in writing by Lessor. Names on suite entrances shall be provided by Lessee by Lessor and not otherwise, and at Lessee's expense. In all instances the lettering is to be of design and form consistent with the other lettering in the Building, and must first be approved in writing by Lessor. Lessee will not erect or place or cause or allow to be erected or placed any stand, booth or showcase or other article or matter in or upon the Premises and/or the Building without the prior written consent of Lessor.
     5. Lessee shall not place additional locks upon any doors and shall surrender all keys for all locks at the end of the tenancy.
     6. Lessee shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be obstructed or interfered with, or other tenants will in any other way be injured or annoyed, or whereby the Building will be damaged. Lessee shall not use nor keep nor permit to be used or kept in the Building any matter having an offensive odor, nor any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. No birds, fish or other animals shall be brought into or kept in or about the Premises.
     7. In order that the Premises may be kept in a good state of preservation and cleanliness, Lessee shall, during the continuance of its possession, permit Lessor's employees and contractors and no one else to clean the Premises unless Lessor otherwise consents in writing. Lessor shall be in no way responsible to Lessee for any damage done to furniture or other effects of Lessee or others by any of Lessor's employees, or any other person, or for any loss of Lessee's employees, or for any loss of property of any kind in or from the Premises, however occurring. Lessee shall see each day that the windows are closed and the doors securely locked before leaving the Premises.
     8. If Lessee desires to introduce signalling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Lessor shall direct where and how the same are to be placed, and except as so directed, no installation, boring or cutting shall be permitted. Lessor shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Lessee's expense, to the extent that Lessor may deem necessary, and further to require compliance with such reasonable rules as Lessor may establish relating thereto, and in the event of non-compliance with the requirements or rules, Lessor shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Lessee must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Lessor, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.
     9. A directory on the ground floor of the Building will be provided by Lessor, on which the name of Lessee may be placed.
     10. No furniture, packages, equipment, supplies or merchandise of Lessee will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Lessor, and Lessor in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building. Lessor shall in all cases have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises. Lessee shall not place weights anywhere beyond the safe carrying capacity of the Building. The cost of repairing any damage to the Building or the @act caused by taking in or out furniture, safes or any articles or any damage caused while the same shall be in the Premises, shall be paid by Lessee.
     11. It Without Lessor's prior written consent, nothing shall be fastened to, nor shall holes be drilled or nails or screws driven into walls or partitions; nor shall walls or partitions be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Premises; nor shall Lessee use any other method of heating, air conditioning or air cooling than that provided by Lessor. Telephones, switchboards and telephone wiring and equipment shall be placed only where designated by Lessor, which approval will not be unreasonably withheld. No mechanics shall be allowed to work in or about the Building other than those employed by Lessor without the prior written consent of Lessor first having been obtained.
     12. Access may be had by Lessee to the Premises at any reasonable time. Lessor shall, in no case, be responsible for the admission or exclusion of an person. In case of invasion hostile attach, insurrection, mob violence, riot, public excitement or other commotion, explosiojn, fire or any casualty, Lessor reserves the right to bar or limit access of the Building for hte safety of occupants or protection of property.
     13. Lessor reserves the right to rescind, suspend or modify any rules or regulations and to make such other reules or regulations as, in Lessor's reasonable judgment, may from time to time by needful for the safety, care, maintenance, operation and cleanliness of hte Building, or for the preservation of good order therein. Notice of any action by Lessor referred to in this paragraph, given to Lessee, shall have the same force and effect as if originally made a part of the foregoing lease. But new rules or regulations will not, however, be unreasonable inconsistent with the proper and rightful enjoyment of hte Premises by Lessee under the lease.
     14. The use of rooms as sleeping quarters is strictly prohibited at all times.
     15. Lessee shall keep the windows and doors of the Premises, including those opening on corridors and all doors between rooms or spaces entitled to receive heating or air conditioning service and rooms and spaces not entitled to receive such service, closed during the respective times that the heating or air conditioning system is operating, in order to conserve the service and effectiveness of theheating or air conditioning system as the case may be. Lessee shall comply with all reasonable rules and regulations from time to time promulgated by Lessor to conserve such services.
     16. These rules and regulations are not intended to give Lessee any rights or claims in the event that Lessor does not enforce any of them against other tenants or if Lessor does not have the right to enforce them against any other tenants and such non-enforcement will nto copnstitute a waiver as to Lessee.


             ADDITIONAL ARTICLES ATTACHED TO AND MADE PART OF
                     AGREEMENT OF LEASE BY AND BETWEEN
             LIBERTY PROPERTY LIMITED PARTNERSHIP ("Landlord")
         AND SYSTEMS & COMPUTER TECHNOLOGY CORPORATION ("Tenant")


     1. For the purposes of this Lease, the "Occupied Premises" shall mean. for the twenty-one month period beginning or., the Commencement Date (the "Preliminary Period") the portion of the Building shown as the "Initial Premises" outlined in red on Exhibit A attached hereto, and after the Preliminary Period, the entire Building and Property. The portion of the Premises other than the Occupied Premises is hereinafter called the "Unoccupied Premises." Tenant shall have no right of occupancy in the Unoccupied Premises except for the purpose of performing fit out work to prepare it for occupancy, provided, however, that Tenant shall have the right to use and occupy portions of the Building beyond the Initial Premises, upon written notice to Landlord, at which time the Unoccupied Premises included in the notice shall become part of the Occupied Premises. The area of the Unoccupied Premises into which Tenant expands during the Preliminary Period is hereinafter called the "Expansion Area." Tenant's right to expand the Occupied Premises shall be subject to the following terms and conditions:
     (1) such portions of the Expansion Area which Tenant occupies shall be in increments of not less than 500 rentable square feet;

     (2) Tenant shall pay minimum annual rent for the Expansion Area at the following, rates per rentable square foot per year:

August 1. 1995 - July 1, 1 996   $9.00
August 1, 1996 - April 30, 1997  $9.25
In addition, Tenant shall pay its share of operating costs in accordance with clause (3) below. and Article 5 (c) of this lease, provided, however, that Tenant's minimum annual rent payable pursuant to Articles 5(a) and 33 of this lease for such Expansion Area shall be reduced by $0.33 per month multiplied by the approximate rentable square footage in the Expansion Area.

     By way of illustration, if the Commencement Date of the lease is August 1, 1995, and on January 1, 1996 Tenant takes occupancy of approximately 1000 rentable square feet of Expansion Area, effective on that date (and until August 1, 1996, when rent is to be adjusted), Tenant shall pay minimum annual rent for such Expansion Area of $9000.00 per year (or $750.00 per month), plus Base Operating Cost of $5500.00 per year (or $458.33) per month) [subject to adjustment as provided for by this lease], and the monthly pavement on account of minimum annual rent calculated under
Article 33 below shall be reduced by $330.00.

     (3) Tenant shall pay an adjusted proportionate share of operating costs for the Building, based upon the applicable ratio of the approximate rentable square footage of the Occupied Premises (including the Expansion
Area) to 48,900. the approximate rentable square footage of the Building;

     (4) Landlord and Tenant shall execute a memorandum or amendment to the lease confirming the expansion of the Occupied Premises, and the changes in minimum annual rent and operating costs payable by Tenant following the expansion.

     Landlord represents that it owns the Building and has the right to lease the Premises to Tenant, and that Landlord has received no notice that the Building and the Premises do not currently comply with all applicable laws, rules and regulations, with the exception of certain deficiencies under the Americans With Disabilities Act, which deficiencies the parties have agreed to cure as otherwise provided for in this lease.

     2. Landlord represents that as of the date of this lease, the mechanical, electrical, structural, and heating, ventilation and air conditioning systems in the Building are in good working order, provided, however, that the forecoinq shall not limit Tenant's responsibility for all maintenance expenses incurred and payable pursuant to Article 5 of this lease.

     Landlord further represents and warrants to Tenant, to the best of Landlord's knowledge, as of the Commencement Date, that:

     (a) the Building is in compliance with all federal, state and local laws, ordinances related to the protection of the environment (collectively "Environmental Laws"), and Landlord has received no notice that the Building is in violation of any Environmental Laws, or that Landlord is liable for damages or other remedies with respect to any adverse environmental condition at the Building;

     (b)  There are no underground storage tanks on the Premises:

     (c) There exists no uncured release or threatened release of any contaminant or hazardous substance, including petroleum.
     Landlord shall indemnify and hold harmless Tenant from and against any and all claims, costs and/or judgments arising out of or relating to environmental conditions at the Premises involving the release or threatened release of asbestos or PCB'S, unless the condition is one which arises after the Commencement Date, or was caused by Tenant or parties acting at Tenant's direction.

     Landlord covenants to remove and replace at its sole cost and expense any fire doors containing friable asbestos materials, if such doors, because of their damaged condition, pose a danger of releasing asbestos fibers.

     3. Term. The term of this lease shall commence on August 1. 1995, provided that the present tenant of the Premises, Joy Environmental Technologies, Inc. ("Joy") has vacated the Premises by such date; otherwise, the term shall commence on the date Joy has vacated (the date of commencement of the term being hereinafter called the "Commencement Date"]). On the Commencement Date, Landlord and Tenant shall execute a certificate confirming (1) the Commencement Date, and (2) the dates encompassing the Preliminary Period and the beginning and end of the term.

     Landlord represents that Joy has executed a lease termination agreement obligating it to vacate the Premises not later than August 15 1995; in the event Joy has not vacated the Premises within sixty (60) days following such date, then Tenant shall have the option to terminate this lease by delivering to Landlord written notice of its election to do so not later than ten (10) days following the expiration of such sixty (60) day period. Unless sooner terminated in accordance with the terms hereof, the term of this lease shall end without the necessity for notice from either party to the other at 12:01 a.m. local time on the tenth anniversary of the first day of the first full calendar month during the term (herein called the "Expiration Date").

     5. (c) For the purposes of payment of Tenant's share of annual operating costs for the Preliminary Period, Tenant's share shall be 51.12% of the annual operating costs for the Property; thereafter Tenant shall pay 100% of annual operating costs for the Property. Accordingly, the annualized Base Operating Cost payable by Tenant on account of annual operating costs in monthly installments during the Preliminary Period shall be $137,487.24, subject to adjustments when actual annual operating costs are calculated for such period.

     8. (d) For the purposes of this lease, the parties agree that any single expenditure in excess of $50,000.00 for repair or replacement of any mechanical, electrical and/or structural component of the Premises, shall be deemed a capital improvement to the Premises, without regard to the nature or purpose of such expenditure, and such amount shall be recoverable by Landlord in accordance with Article I I (b) of this lease.

     9. Utility Charges. Tenant shall be solely responsible for and shall pay promptly all rents, costs and charges for electricity, light, power, telephone and other communication services rendered or supplied upon or in connection with the Premises, by making direct arrangements with the provider of such utilities. Tenant shall pay all costs and charges for water service and sewer service as part of annual operating costs in accordance with Section 5.(c) above.

     16.(e)    During the term of this Lease, Landlord shall, at all times, maintain insurance against loss or damage to the Building by fire and other casualties as may be included within fire and extended coverage insurance or all-risk insurance, together with a rental coverage endorsement or other comparable form of coverage. Such insurance shall be for the full replacement cost of the Building, subject to such deductibles as Landlord shall determine, provided that Landlord shall reduce the deductible if Tenant requests, and Tenant shall pay the cost of repairs up to the amount of the deductible.. Tenant will receive an abatement of its annual rent to the extent the premises are rendered rentable by reason of a fire or other insurance casualty as reasonably determined by the carrier providing the rental coverage endorsement.

     16.(f)    Notwithstanding anything to the contrary contained in
Article 16 above, Landlord within thirty (30) days from the date of destruction shall give Tenant written notice if Landlord anticipates that the restoration of the Premises will take more than one hundred eighty
(180) days to complete, measured from the date of destruction, subject to delays for "Force Majeure" as set forth in Article 2 of this lease. In the event Landlord provides such notice, Tenant shall have the option to terminate this lease effective as of the date of destruction by giving Landlord written notice of its exercise of its option to terminate within ten (10) days following Landlord's notification to Tenant of Landlord's inability to restore the Premises within one hundred eighty (I 80) days as aforesaid.

     19.(c) Award. In the event of a condemnation of the Premises affecting Tenant, Tenant shall have the right to make a claim against the condemnor for removal expenses, business dislocation damages and moving expenses; provided and to the extent, however, that such claims and/or payment do not reduce the sums otherwise payable by the condemnor to be allocated among Landlord and Tenant as hereinafter set forth. Landlord and Tenant shall share in the net proceeds of any condemnation awards, after deduction of any and all costs incurred by Landlord in connection with the condemnation, including legal fees, appraisers' fees and other expert witness and consultant fees, in proportion to the respective investment of the Landlord and Tenant in the Premises. In furtherance of the foregoing, Landlord shall remit to Tenant, from the net condemnation proceeds received, a portion thereof which equals the total net condemnation proceeds received, multiplied by a fraction, the numerator of which shall be the depreciated value of Tenant's capital improvements in the Premises, and the denominator of which shall be the sum of the numerator plus the depreciated value of Landlord's acquisition and improvement costs with respect to the Premises. Within six (6) months following Tenant's occupancy, Tenant shall provide Landlord with evidence of its capital improvements to the Premises, and shall thereafter on an annual basis, or otherwise as may be requested by Landlord, provide Landlord with the then depreciated value of Tenant's capital improvements in the Premises. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in value of Tenant's leasehold interest. Tenant hereby appoints Landlord as Tenant's agent and attorney in fact, which power is coupled with an interest, to pursue, collect and compromise any and all condemnation claims (with the exception of the removal expenses, business dislocation damages and moving- expenses of Tenant), and Landlord shall have full authority with respect to the management of any condemnation proceedings. Tenant hereby relieves Landlord of any liability in connection with Landlord's prosecution or settlement of any condemnation proceedings. except if Landlord's action in connection therewith constitutes gross negligence or wanton and willful misconduct.

     21.(a)    Notwithstanding the foregoing, Tenant shall have the right to sublet all or a portion of the Premises without the prior written consent of Landlord. to an entity wholly controlled by, controlling, or under common control with Tenant. In addition, approval by Landlord of an assignment of this lease by Tenant as a matter of law in connection with a merger or consolidation of Tenant, or a sale of all or substantially all of Tenant's assets or capital stock, shall not be withheld or delayed by Landlord, provided that the surviving company or acquirer of Tenant's assets has a net worth and creditworthiness equal to or better than that of Tenant as of the date of this lease, as reasonably determined by Landlord.

     26.(d)    Notwithstanding anything herein above stated, except in the event of any default ownership in Paragraphs (a)(111), (iv) and (v) of this Article, Landlord shall not exercise the remedies set forth in Article 26(b)(ii) permitting acceleration of rent, or in Article 26 (b) (vii) permitting confession of judgment for money damages, until the expiration of thirty (30) days following written notice from Landlord to Tenant of the occurrence of a default, and Tenant's failure to cure the default within such period.

     33. It is understood that Tenant shall pay minimum annual rent in accordance with the provisions of Article 5(a) of this Lease pursuant to the following schedule:

                                      Monthly         Annually
                                      ----------     -----------
August 1, 1995 - October 31, 1995     $18,750.00
November 1, 1995 - July 31, 1996      $26,716.67
August 1, 1996 - April 30, 1997       $27,237.50
May 1, 1997 - July 31, 1997           $37,693.75
August 1, 1997 - July 31, 1998        $38,305.00     $459,660.00
August 1, 1998 - July 31, 1999        $38,916.25     $466,955.00
August 1, 1999 - July 31, 2000        $39,527.50     $474,330.00
August 1, 2000 - July 31, 2001        $40,138.75     $481,665.00
August 1, 2001 - July 31, 2002        $41,361.25     $496,335.00
August 1, 2002 - July 31, 2004        $41,972.50     $503,670.00
August 1, 2004 - July 31, 2005        $42,583.75     $511,005.00

If the Commencement Date is other than August 1, 1995, each of the calendar dates set forth in the rent schedule above and in Article 1 (2) of this lease shall be extended by the period of time between August 1, 1995 and the Commencement Date, and, if the Commencement Date is other than the first day of a month. the monthly rental set forth above for the period from August 1, 1995 through October 31, 1995 shall apply from the Commencement Date through the end of the third full calendar month following the Commencement Date, and be appropriately pro-rated for the partial month.


     34.  Tenant's Right to Renew.

     (a) Provided Tenant is not then in default under any of the terms, covenants and conditions of this lease, prior to the end of the initial ten
(10) year term of this lease (the "Initial Term"), Tenant shall have the right and privilege at its election to extend the term for one (1) further period of five (5) years to commence on the expiration of the Initial Term ("Renewal Term"), by giving Landlord written notice (the "Renewal Notice") of its election to renew at least nine (9) months prior to the expiration of the Initial Term; it being agreed that time is of the essence. Such renewal shall be on the same terms and conditions as herein provided except that: (i) there shall be no p options to renew; and (ii) the rent payable shall be adjusted as set forth in subparagraph (b) below-

(b) Within thirty (30) days following receipt of a Renewal Notice, Landlord shall advise Tenant in writing of the proposed rent for the Renewal Term representing Landlord's good faith determination as to the fair market rental for such Renewal Term; if Tenant does not agree to such amount (or such other amount as may be acceptable to Landlord) by executing a written lease amendment agreement incorporating such rental payment terms within forty-five (45) days following receipt of Landlord's proposed rent notice, Tenant shall be deemed to have revoked its election to renew, and the Lease shall terminate, without notice, upon expiration of the Initial Term.

     35.  Tenant's Option to Purchase.

          (a) Subject to the provisions of Article ')6 below, provided Tenant is not then in default under any of the terms, covenants and conditions of this Lease, at any time during the term of this lease after the fourth anniversary of the Commencement Date, Tenant shall have the option to purchase the Property, by giving Landlord written notice (the "Purchase Notice") of its election to purchase the Property not earlier than four (4) years after the Commencement Date, nor later than nine (9) months prior to the expiration of the Initial Term; it being agreed that time is of the essence, for a purchase price as determined in accordance with subsection (b) below.

          (b) Within thirty (' )O) days following receipt of a Purchase Notice, Landlord shall advise Tenant in writing of the proposed purchase price for the Property representing Landlord's good faith determination as to fair market value ("Landlord's Purchase Price Notice"). If Tenant does not agree to such amount (or such other amount as may be acceptable to Landlord), Tenant shall have the right to require the purchase price to be determined by an average of three appraisals to be performed by appraisers having the MAI designation, one of which appraisers shall be designated by Landlord, the second of which shall be designated by Tenant, and the third of which shall be appointed by the first two appraisers. Tenant's election shall be made by advising Landlord in writing within ten (10) days following receipt of Landlord's Purchase Price Notice, which notice from Tenant shall designate Tenant's suggested appraiser. Each of the appraisers shall appraise the Property utilizing the income approach, the comparable sale approach, and the replacement cost approach; provided, however, that in utilizing the income approach, the appraisers shall apply the income approach a payment of rent by a credit tenant leasing the Premises at the then current fair market rent under a five year lease, without any options to purchase or rights of first refusal.
Notwithstanding the foregoing, in no event shall the purchase price be less than the Minimum Price established in the subsection (c) below. Landlord and Tenant shall each pay the fees of its own designated appraiser, and the parties shall each pay one half of the fees of the third appraiser.

          (c) Notwithstanding anything contained herein to the contrary, the purchase price to be paid by Tenant shall not be less than $5,D-00,000.00, increased by five (5%) percent per annum for each year or pro-rated portion of a year, compounded annually, between the fourth anniversary of the Commencement Date and the date of closing on the sale to Tenant (the "Minimum Price").

          (d) Landlord shall have the night to require the purchase of the Property by Tenant pursuant to this Article 35 to be structured as a tax deferred exchange under Section 1031 of the Internal Revenue Code and the regulations adopted thereunder, or such substantially equivalent provision of Internal Revenue Code as is then applicable to sales of property; Tenant shall execute such documents and instruments as may be required by Landlord to facilitate a tax deferred exchange under applicable law, at no additional cost or expense to Tenant. Landlord hereby agrees to indemnify Tenant for any such cost or expense that Tenant may incur in connection with such tax deferred exchange, and from and against any claims, liabilities, costs or expenses answering out of any acquisition agreement executed by Tenant pursuant to this subsection (d). Further, Tenant shall not be required to answer any other liability of Landlord in connection with such tax deferred exchange, except that Tenant shall execute an acquisition agreement if requested by Landlord in order to facilitate an exchange, so long as Tenant has no liability under such agreement beyond the deposit monies payable thereunder, which deposit monies shall be paid by Landlord, not Tenant. . In addition, if at the time of Tenant's exercise of its option to purchase, there is a mortgage against the Premises, Landlord shall have the right to require Tenant to accept title under and subject to such mortgage, and Tenant shall execute such mortgage assumption agreements as the holder of the mortgage may require, and the principal balance of the mortgage loan, as of the date of settlement, shall be credited against the purchase price calculated in accordance with subparagraph (b) above.

          (e) Upon exercise by Tenant of its option to purchase, this lease and the aforesaid notice of Tenant's exercise of its option shall constitute an agreement of sale between the parties, whereby Landlord agrees to sell and Tenant agrees to purchase the Premises upon the following terms and conditions (in addition to the terms and conditions set forth above):

               (i) Settlement shall be held at the office of Landlord at 65 Valley Stream Parkway,. Malvern, Pennsylvania.

               (ii) The purchase price calculated above shall be reduced by any net condemnation proceeds received by Landlord and not applied to restoration of the Premises or other improvements which from a portion of the Premises at any time during the time of this lease with respect to the taking or condemnation of any portion of the Premises.

               (iii) The purchase price shall be paid by Tenant to Landlord at the time of settlement by wire transfer or immediately available federal funds, or by cashier's check or certified check or the plain check of a title insurance company insuring Tenant's title, except that Tenant shall be entitled to a credit at settlement in the amount of $120,000.00.

               (iv) Landlord and Tenant shall share equally in the payment for any documentary stamps to be affixed to the deed of conveyance and any realty transfer taxes imposed upon or in connection with the conveyance. No settlement shall occur unless and until Tenant shall have paid all sums owed under the lease to Landlord applicable to the period of time prior to the date of settlement. All amounts prepaid by Landlord for Impositions, taxes, utilities, insurance premiums, and any other charges which are applicable to the period of time after settlement and which have not been previously paid by Tenant shall be paid by Tenant to Landlord at the time of settlement. Rents, including Tenant's share of operating costs, shall be pro rated as of the date of settlement.

               (v) Landlord shall convey to Tenant a good and marketable fee simple title to the Premises by Special Warranty Deed, which shall be in sufficient form to be recorded, in which Landlord shall covenant and agree therein that the grantor has not done, committed or knowingly or willingly suffered to be done or committed, any act, matter or thing whatsoever whereby the Premises thereby granted, or any part thereof, is charged or encumbered (except for "Permitted Title Objections" [as hereinafter defined]). Tenant shall accept title to the Premises, subject to this lease and any subleases made pursuant to this lease; any and all Impositions (which, if due and payable on or before the date of settlement, shall be paid by Landlord); all restrictions, encumbrances and exceptions of record existing on the date of this lease; all liens, restrictions, encumbrances and exceptions hereafter created by Landlord with the written consent of Tenant (provided, however, that the lease itself shall not be deemed to constitute Tenant's written consent with respect to the creation of any such liens, restrictions, encumbrances and/or exceptions); any mortgage as described in subparagraph (iv) above; all utility easements and public road rights-of-way hereafter created by Landlord which are reasonably desirable for the development and/or maintenance of the Premises, lands adjacent to the Premises, or both; any violations of building codes, fire laws and other laws and regulations; any liens, encumbrances and exceptions not created by or resulting from the act, omission or default of Landlord; all zoning rules, regulations, restrictions or ordinances; all standard title objections of the title insurance company insuring Tenant's title; and any liens, encumbrances and exceptions created or suffered by Tenant (collectively the "Permitted Title Objections"); provided, however, that if Landlord cannot convey title as aforesaid at the time of settlement, Landlord shall have the right, at its option, to postpone the date of settlement for sixty (60) days during which time Landlord shall attempt to cure or satisfy the title defects. Landlord shall not be required to bring any action or proceeding or otherwise incur any expense to cure or satisfy the title defects. If Landlord is unable to deliver title as required above, Tenant shall either accept such title as Landlord can deliver, without abatement of the purchase price, or rescind its exercise of its purchase option, and this lease shall continue in effect, except that Tenant shall thereafter have no option to purchase. Tenant's title shall be insurable as aforesaid at ordinary rates by any reputable title insurance company.

     36.  Tenant's Right of First Refusal.

     Provided Tenant is not then in default under any of the terms, covenants and conditions of this Lease, prior to the end of the Initial Ten-n of this Lease, or if the same is renewed, the Renewal Term, if Landlord receives an offer to purchase the Property which Landlord is inclined to accept, Landlord shall notify Tenant in writing of the purchase price, closing date and other material terms of such offer ("Landlord's Notice"), and Tenant shall have the night to purchase the Property on the terms of such offer by notifying Landlord in writing not later than ten (I
0) days following the date of Landlord's Notice of Tenant's desire to match the offer stated in Landlord's Notice ("Tenant's Acceptance"). Thereafter, Landlord shall tender to Tenant an agreement to sell the Property to Tenant on the terms contained in Landlord's Notice. If Tenant does not issue a Tenant's Acceptance within ten (10) days following receipt of Landlord's Notice, or having issued a Tenant's Acceptance, does not execute an agreement of sale tendered by Landlord within ten days of after submission of the same by Landlord for signature by Tenant, or having signed an agreement of sale, does not close in accordance with the terms thereof, Tenant's rights 'purchase the Property pursuant to this Article ' ) 6 and Article ' ) 5 above shall terminate, and Landlord shall thereafter have no obligation to provide to Tenant a Landlord's Notice, and Tenant's option to purchase shall terminate and thereafter be of no force and effect. All times set forth herein are of the essence.

     37.  Allowance.

     Landlord will pay Tenant an allowance of $74,625.00 ninety (90) days after the Commencement] Date, to compensate Tenant for completion of interior ADA improvements and installation of a sprinkler system in the Building.

     38.  Broker.

     Tenant represents and warrants to Landlord that all of Tenant's dealings with regard to the Premises have been solely with The Binswanger Companies ("Broker") and Landlord, and that no other broker, agent or party has shown the Premises to Tenant or negotiated with Tenant in regard thereto. Tenant shall have no liability to pay any commission to Broker arising, out of this lease.


     39.  Landlord and Tenant Approval.

     In each and every instance under this lease in which Landlord or Tenant is required to obtain the consent of the other, the parties agree that such consent shall not be unreasonably withheld or delayed.



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